UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.    )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to Section 240.14a-12
The Lamson & Sessions Co.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

25701 Science Park Drive
Cleveland, Ohio 44122
(216) 464-3400

November 16, 2006

To Our Shareholders:

On behalf of the Board of Directors and management of Lamson & Sessions, I cordially invite you to attend a Special Meeting of Lamson’s shareholders to be held on Friday, December 15, 2006, at 9:00 a.m., local time, at the Cleveland Marriott East Hotel, 26300 Harvard Road, Warrensville Heights, Ohio 44122.

The only matter to be considered at the meeting is a proposal to amend Lamson’s Amended Articles of Incorporation to increase the number of authorized common shares.

It is extremely important that your shares be represented at the meeting. Whether or not you plan to attend the Special Meeting in person, you are requested to mark, sign, date and return the enclosed proxy promptly in the envelope provided or give your proxy by telephone or over the Internet by following the instructions on the proxy card.

Sincerely,

John B. Schulze
Chairman of the Board

25701 Science Park Drive
Cleveland, Ohio 44122
(216) 464-3400

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

December 15, 2006

Notice is hereby given that a Special Meeting of Shareholders of The Lamson & Sessions Co. will be held at the Cleveland Marriott East Hotel, 26300 Harvard Road, Warrensville Heights, Ohio 44122 on Friday, December 15, 2006, beginning at 9:00 a.m., local time, for the purpose of considering and acting upon a proposal to amend Lamson’s Amended Articles of Incorporation to increase the number of authorized common shares from twenty million (20,000,000) to forty million (40,000,000).

The Special Meeting may be adjourned or postponed from time to time (including to obtain a quorum or solicit additional votes in favor of the proposal), and at any reconvened meeting action on the proposed amendment to the Amended Articles of Incorporation may be taken without further notice to shareholders unless required by our Amended Code of Regulations.

If you were a shareholder of record at the close of business on November 7, 2006, you are entitled to notice of and to vote at the Special Meeting and any adjournment or postponements thereof.

By order of the Board of Directors.

John B. Schulze
Chairman of the Board

November 16, 2006

IMPORTANT:  Whether or not you plan to attend, so that your vote will be counted at the Special Meeting, please mark, sign, date and return the enclosed proxy promptly, using the return envelope enclosed, or give your proxy by telephone or over the Internet by following the instructions on the proxy card.

25701 Science Park Drive
Cleveland, Ohio 44122
(216) 464-3400

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 15, 2006

Date of the Proxy Statement — November 16, 2006

GENERAL INFORMATION

Information About the Special Meeting

The Special Meeting will be held on Friday, December 15, 2006 at 9:00 a.m., local time, at the Cleveland Marriott East Hotel, 26300 Harvard Road, Warrensville Heights, Ohio 44122.

Information About this Proxy Statement

We sent you this Proxy Statement and the enclosed proxy card because Lamson’s Board of Directors is soliciting your proxy to vote your shares at the Special Meeting. If you own Lamson common shares in more than one account, such as individually and also jointly with your spouse, you may receive more than one set of these proxy materials. To assist us in saving money and to provide you with better shareholder services, we encourage you to have all your accounts registered in the same name and address. You may do this by contacting Lamson’s Shareholder Relations Department at (216) 766-6560. This Proxy Statement summarizes information that we are required to provide to you under the rules of the Securities and Exchange Commission (the “SEC”) and which is designed to assist you in voting your shares. On or about November 17, 2006, we began mailing this Proxy Statement and the enclosed proxy card to all shareholders of record at the close of business on November 7, 2006.

What You May Vote On at the Special Meeting

The amendment of our Amended Articles of Incorporation to increase the number of authorized common shares from twenty million (20,000,000) to forty million (40,000,000). The Board recommends that you vote FOR the amendment.

Pursuant to Article I, Section 2 of our Amended Code of Regulations (the “Regulations”), only business specified in the notice of the Special Meeting may be considered at the Special Meeting. Accordingly, no business will be considered at the Special Meeting other than the proposed amendment.

Information About Voting

Shareholders can vote on matters presented at the Special Meeting in four ways:

(a) By Proxy.  You can vote by signing, dating and returning the enclosed proxy card. If you do this, the proxies will vote your shares in the manner you indicate. If you do not indicate instructions on the card, your shares will be voted FOR the proposed amendment.

(b) By Telephone.  After reading the proxy materials and with your proxy and voting instruction form in front of you, you may call the toll-free number 1-888-693-8683 using a touch-tone telephone. You will be prompted to enter your Control Number from your proxy and voting instruction form. This number will identify you and the Company. Then you can follow the simple instructions that will be given to you to record your vote.

(c) Over the Internet.  After reading the proxy materials and with your proxy and voting instruc-
tion form in front of you, you may use your computer to access the Web site http://www.cesvote.com. You will be prompted to enter your Control Number from your proxy and voting instruction form. This number will identify you and the Company. Then you can follow the simple instructions that will be given to you to record your vote.

(d) In Person.  You may attend the Special Meeting and cast your vote in person.

The Internet and telephone voting procedures have been set up for your convenience and have been designed to authenticate your identity, allow you to give voting instructions and confirm that those instructions have been recorded properly.

You may revoke your proxy at any time before it is exercised by sending a written notice (or other verifiable form of communication) notice of revocation to Lamson’s Secretary, James J. Abel, prior to the Special Meeting, or by submitting a later-dated proxy to the Company.

Each Lamson common share is entitled to one vote. As of the record date, November 7, 2006, there were 15,761,452 common shares outstanding.

Information Regarding Tabulation of the Vote

Lamson’s policy is that all proxies, ballots and votes tabulated at a meeting of the shareholders are confidential. Representatives of National City Bank will tabulate votes and act as Inspectors of Election at the Special Meeting.

Quorum Requirement

A quorum of shareholders is necessary to hold a valid meeting. Under the Regulations, holders of common shares entitled to exercise two-thirds of the voting power of the Company, present in person or by proxy, shall constitute a quorum. Abstentions and broker non-votes, if any, are counted as present for establishing a quorum.

The holders of a majority of the voting power represented at the Special Meeting, whether or not a quorum is present, may adjourn the meeting without notice other than by announcement at the meeting of the date, time and location at which the meeting will be reconvened.

Information About Votes Necessary for Proposal to be Adopted

Approval by holders of two-thirds of the outstanding common shares will be required to approve the amendment to increase the authorized common shares from twenty million (20,000,000) to forty million (40,000,000). Abstentions and broker non-votes, if any, will be counted as votes against the amendment.

Revocation of Proxies

If you give a proxy (either by mailing your proxy card, by telephone or over the Internet), you may revoke it at any time before it is exercised by giving notice to Lamson’s Secretary in writing or by means of other verifiable communication prior to the Special Meeting or by submitting a later-dated proxy to the Company.

Dissenter’s or Appraisal Rights

The Company’s shareholders are not entitled to dissenter’s or appraisal rights under Ohio law in connection with the amendment.

Costs of Proxy Solicitation

Lamson will pay all the costs of soliciting these proxies. In addition to solicitation by mail, proxies may be solicited personally, by telephone or personal interview by an officer or regular employee of the Company. Lamson will also ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain authority to execute proxies, and reimburse them for expenses. In addition, Lamson has also retained Georgeson Shareholder Communications, Inc. to aid in the distribution and solicitation of proxies and has agreed to pay Georgeson a fee of approximately $6,500, plus reasonable expenses.

INFORMATION ABOUT LAMSON COMMON SHARE OWNERSHIP

Beneficial Ownership of Shares

The following table sets forth as of September 30, 2006 (except as otherwise noted), all persons (including any “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”)) we know to be “beneficial owners” of more than five percent of Lamson’s outstanding common shares, other than directors or officers of Lamson.

This information is based on reports filed with the SEC by each of the individuals or firms listed in the table below. If you wish, you may obtain these reports from the SEC by visiting the SEC’s website at www.sec.gov.

	Amount and
Name and Address	Nature of		Percent of
of Beneficial Owner	Beneficial Ownership(1)		Class

Farhad Fred Ebrahimi	1,409,000	(2)	8.9%
205 Newbury Street
Boston, MA 02116
Bear Stearns Asset Management Inc.	1,322,553	(3)	8.4%
383 Madison Avenue
New York, New York 10179
Veredus Asset Management LLC	1,239,575	(4)	7.9%
6060 Dutchmans Lane Suite 320
Louisville, KY 40205
Thompson, Siegel, & Walmsley, Inc.	1,087,860	(5)	6.9%
6806 Paragon Place, Suite 300
PO Box 6883
Richmond, VA 23230
Barclays Global Investors UK Holdings Limited	924,820	(6)	5.9%
1 Churchill Place
London, E14 SHP, England

(1)	“Beneficial Ownership” is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. So, for example, you “beneficially” own Lamson common shares not only if you hold it directly, but also if you indirectly (through a relationship, a position as a director or trustee or a contract or understanding), have (or share) the power to vote the stock, or to sell it, or you have the right to acquire it within 60 days.

(2)	Farhad Fred Ebrahimi and Mary Wilkie Ebrahimi reported shared beneficial ownership of such shares as of January 20, 2006 on Amendment No. 5 to Schedule 13D, filed with the SEC on July 11, 2006.

(3)	Bear Stearns Asset Management Inc. reported the ownership of such shares on a Schedule 13G, which was filed with the SEC on February 14, 2006.

(4)	Veredus Asset Management LLC reported the beneficial ownership of such shares on a Form 13F, which was filed with the SEC on October 23, 2006.

(5)	Thompson, Siegel, & Walmsley, Inc. reported the beneficial ownership of such shares on a Form 13F, which was filed with the SEC on November 9, 2006.

(6)	Barclays Global Investors UK Holdings Limited reported the beneficial ownership of such shares on a Form 13F, which was filed with the SEC on November 14, 2006.

Security Ownership of Management and Directors

The following table sets forth, as of September 30, 2006, the beneficial ownership of Lamson’s common shares by each of its five most highly-compensated executive officers as of December 31, 2005 (the “Named Executive Officers”) and each director individually, and the percent of cumulative beneficial ownership of all executive officers and directors as a group.

	Amount and
	Nature of	Percent of
Name	Beneficial Ownership(1)(2)	Class

John B. Schulze	421,862	2.6
James J. Abel	528,190	3.3
Donald A. Gutierrez	119,444	*
Norman P. Sutterer	31,777	*
Norman E. Amos(3)	35,958	*
James T. Bartlett	54,384	*
William H. Coquillette	19,626	*
John C. Dannemiller	97,361	*
George R. Hill	84,855	*
Michael J. Merriman, Jr.	3,919	*
A. Malachi Mixon, III	79,017	*
D. Van Skilling	66,251	*
All executive officers and directors as a group (16 persons)(4)	1,679,356	10.2

*	Less than 1 percent.

(1)	Includes the following number of common shares which are not owned of record but which could be acquired by the individual within 60 days after September 30, 2006 upon the exercise of outstanding options under the Company’s stock option plans: Mr. Schulze — 171,600; Mr. Abel — 306,000; Mr. Gutierrez — 95,000; Mr. Sutterer — 8,333; Mr. Amos — -0-; Mr. Bartlett — 4,000; Mr. Coquillette — 12,000; Mr. Dannemiller — 20,000; Dr. Hill — 4,000; Mr. Merriman — -0- Mr. Mixon — 20,000; Mr. Skilling — 16,000; and all other executive officers as a group — 120,750.

(2)	Includes shares held jointly or in the name of the director’s spouse, minor children, or relatives sharing his home, reporting of which is required by applicable rules of the SEC. Unless otherwise indicated, or in the case of joint ownership, the listed individuals possess sole voting power and sole investment power with respect to such shares. The figure for Mr. Schulze includes 700 shares owned by his wife, to which he has disclaimed beneficial ownership. No other director or executive officer has disclaimed beneficial ownership of any shares.

(3)	Beneficial ownership information is included for Mr. Amos as he was a Named Executive Officer of the Company as of December 31, 2005. However, effective August 7, 2006, Mr. Amos was no longer employed by the Company.

(4)	The beneficial ownership information for all executive officers and directors as a group does not include beneficial ownership information for Mr. Amos as he was no longer an executive officer of the Company as of September 30, 2006.

PROPOSAL

The Board of Directors has approved, subject to shareholder approval, an amendment to the Company’s Amended Articles of Incorporation to increase the number of authorized common shares from twenty million (20,000,000) to forty million (40,000,000). The Board of Directors has determined that this amendment is advisable and in the best interests of the Company and its shareholders.

At the Special Meeting, shareholders will be asked to consider and vote upon this amendment. The Board of Directors recommends that shareholders vote FOR the amendment.

Reasons for the Amendment

Currently, the Company is authorized to issue 20,000,000 common shares. Of the 20,000,000 common shares authorized, as of November 7, 2006, there were 15,761,452 shares issued and outstanding and 1,202,732 shares reserved for issuance upon the exercise of outstanding options, including, without limitation, the benefit plans of the Company. Consequently, the Company has approximately 3,035,816 common shares available for general corporate purposes. As a general matter, the Board of Directors does not believe this is an adequate number of shares to assure that there will be sufficient shares available for issuance in connection with possible future awards under employee benefit plans, stock dividends, stock splits, future acquisitions, equity and equity-based financings and other corporate purposes. Therefore, the Board of Directors has proposed the increase in authorized common shares as a means of providing it with the flexibility to act with respect to the issuance of common shares or securities exercisable for, or convertible into, common shares in circumstances which it believes will advance the interests of the Company and its shareholders without the delay of seeking an amendment to the Amended Articles of Incorporation at that time.

The Board of Directors has no current specific plans to authorize the issuance of additional common shares, except in connection with possible future awards under employee benefit plans. However, the Company is considering, and will continue to consider, various financing alternatives, including potential capital market transactions. In connection with the Company’s overall financing initiatives, from time to time, the Board of Directors has considered and will continue to consider the issuance of common shares or securities convertible into common shares. If shareholders approve the amendment to the Amended Articles of Incorporation, then the Board of Directors would have more flexibility to pursue opportunities to engage in possible future capital market transactions involving common shares or securities convertible into common shares, including, without limitation, public offerings or private placements of such common shares or securities convertible into common shares.

Ability of the Board to Issues Shares; Certain Issuances Requiring Shareholder Approval

If the amendment is approved by the shareholders, the additional common shares authorized by the amendment may be issued from time to time upon authorization by the Board of Directors, without further approval by the shareholders unless required by applicable law, rule or regulation, including, without limitation, rules of the New York Stock Exchange. Shares may be issued for such consideration as the Board of Directors may determine and as may be permitted by applicable law.

Certain Effects of the Amendment

The increase in authorized common shares is not being proposed as a means of preventing or dissuading a change in control or takeover of the Company. However, use of these shares for such a purpose is possible. Authorized but unissued or unreserved common shares and preferred stock, for example, could be issued in an effort to dilute the stock ownership and voting power of persons seeking to obtain control of the Company or could be issued to purchasers who would support the Board of Directors in opposing a takeover proposal. In addition, the increase in authorized common shares, if approved, may have the effect of discouraging a challenge for control or make it less likely that such a challenge, if attempted, would be successful. The Board of Directors and executive officers of the Company have no knowledge of any current effort to obtain control of the Company or to accumulate large amounts of common shares.

The holders of common shares are not entitled to preemptive rights with respect to the issuance of additional common shares or securities convertible into or exercisable for common shares. Accordingly, the issuance of additional common shares or such other securities might dilute the ownership and voting rights of shareholders.

The proposed amendment to the Amended Articles of Incorporation does not change the terms of the common shares. The additional common shares for which authorization is sought will have the same voting rights, the same rights to dividends and distributions and will be identical in all other respects to the common shares now authorized.

The Company could also use the additional common shares for potential strategic transactions, including, among other things, acquisitions, spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments, although the Company has no present plans to do so. The Company cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance shareholder value or that they will not adversely affect the Company’s business or the trading price of the common shares. Any such transaction may require the Company to incur non-recurring or other charges and may pose significant integration challenges and/or management and business disruptions, any of which could materially and adversely affect the Company’s business and financial results.

If approved by shareholders, it is anticipated that the amendment to the Amended Articles of Incorporation will become effective upon the filing of a certificate of amendment with the Secretary of State for the State of Ohio, which filing is expected to occur as soon as practicable after the Special Meeting.

The Board of Directors recommends a vote FOR the proposal to amend the Amended Articles of Incorporation to increase the number of authorized common shares.

SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING OF SHAREHOLDERS

Any shareholder proposal intended to be presented at the Annual Meeting of Shareholders to be held in 2007 must be received by the Company’s Secretary at its principal office in Cleveland, Ohio, not later than November 30, 2006 for inclusion in the Company’s Proxy Statement and Form of Proxy relating to the Annual Meeting of Shareholders in 2007. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal and the number of common shares owned. If the proponent is not a shareholder of record, proof of beneficial ownership should also be submitted. All proposals must be a proper subject for consideration and comply with the proxy rules of the SEC.

If a shareholder intends to present a proposal at the Company’s 2007 Annual Meeting without inclusion of the proposal in the Company’s proxy materials and written notice of the proposal is not received by the Company on or before February 13, 2007, proxies solicited by the Board of Directors will confer discretionary authority to vote on the proposal if presented at the meeting.

OTHER MATTERS

Pursuant to Article I, Section 2 of our Regulations, only business specified in the notice of the Special Meeting may be considered at the Special Meeting. Accordingly, no business will be considered at the Special Meeting, or any adjournment or postponement thereof, other than the proposed amendment to the Amended Articles of Incorporation to increase the number of authorized common shares.

By Order of the Board of Directors.

James J. Abel
Executive Vice President, Secretary,
Treasurer and Chief Financial Officer

Vote by Telephone

Have your proxy card available when you call Toll-Free number 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.

Vote by Internet

Have your proxy card available when you access the Web site http://www.cesvote.com and follow the simple instructions to record your vote.

Vote by Mail

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: National City Bank, P.O. Box 535300, Pittsburgh, PA 152539837.

Vote by Telephone
Call Toll-Free using a
Touch-Tone phone:
1-888-693-8683

Vote by Internet
Access the Web site and
cast your vote:
http://www.cesvote.com

Vote by Mail
Return your proxy
in the postage-paid
envelope provided

Vote 24 hours a day, 7 days a week!
Your telephone or Internet vote must be received by 11:59 p.m. Eastern Time on December 14, 2006 to be counted in the final tabulation.
If you vote by telephone or Internet, please do not send your proxy by mail.

è
                                                                               Proxy must be signed and dated below.
                                                                    ê Please fold and detach card at perforation before mailing. ê

25701 Science Park Drive
Cleveland, Ohio 44122
The undersigned hereby appoints James J. Abel and Lori L. Spencer, and each of them, as proxies, each with the power to appoint a substitute. The undersigned hereby authorizes the proxies to represent and to vote, as designated on the reverse side, all the Common Shares of The Lamson & Sessions Co. held of record by the undersigned on November 7, 2006, at the Special Meeting of Shareholders to be held on December 15, 2006 or any adjournment(s) or postponement(s) thereof. THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS.

Signature(s)

Signature(s)

Date: , 2006

Please sign exactly as name appears. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as such. If a corporation, please sign in corporate name by authorized officer and give title. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE

ê Please fold and detach card at perforation before mailing. ê

Lamson & Sessions	Proxy

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the proposed amendment to the Amended Articles of Incorporation to increase the number of authorized common shares.
1.	Approval of amendment to Amended Articles of Incorporation to increase the number of authorized common shares from twenty million (20,000,000) to forty million (40,000,000).
☐ FOR                              ☐ AGAINST                      ☐ ABSTAIN
(CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)